EXHIBIT 10.3

CONTINUING SERVICES AGREEMENT

THIS CONTINUING SERVICES AGREEMENT (this "Agreement") is entered into on this 29th day of April, 2011, by and between Masaaki Nishibori ("Director") and CAI International, Inc., a Delaware corporation (the "Company").

RECITALS

A.          The Company and Director are parties to an Amended and Restated Employment Agreement dated as of April 9, 2009, which was subsequently amended by Amendment #1 to Amended and Restated Employment Agreement dated as of the 30th day of July, 2010 (the Amended and Restated Employment Agreement, as heretofore amended being hereinafter referred to as the "Employment Agreement").

B.           Pursuant to the Employment Agreement, Director is employed as the Company's President and Chief Executive Officer.  He also serves as director and/or officer of several of the Company's subsidiaries.  Director's positions as President and Chief Executive Officer of the Company and as director and officer of certain subsidiaries of the Company being hereinafter collectively referred to as the "CAI Officer Positions")

C.           Director desires to step down from the CAI Officer Positions, but to continue to provide ongoing services to the Company as a member of its Board of Directors.

D.          This Agreement will become effective on June 3, 2011 (the "Effective Date"), which is the date on which Director has indicated will be the date of his retirement.  Effective on the Effective Date, this Agreement will supersede the provisions of the Employment Agreement pertaining to compensation and benefits.  Other provisions of the Employment Agreement shall remain in full force and effect.

AGREEMENT

In consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and effective as of the Effective Date, the parties hereto hereby agree as follows:

1.	Services

It is understood that Director has been elected (by shareholder vote) to the Board of Directors of the Company, and that it is anticipated that Director's term as a member of the Board of Directors will continue after he steps down from the CAI Officer Positions.

2.	Director Benefits

During the term of this Agreement, Director shall be entitled to the following benefits:

(a)          Medical Insurance.  To the extent permitted under the Company's medical insurance plan, as long as Director continues as a member of the Company's Board of Directors, Director and his spouse shall be eligible to participate in the Company's health insurance plans.

(b)          Continued Vesting of Stock Options.  Director's continuing service as a Director of the Company shall constitute "continuous service" for purposes of stock option grants that have been previously provided to Employee pursuant to the Company's Equity Incentive Plan.  Such stock option grants shall continue to vest as long as Director continues to serve as a member of the Company's Board of Directors.  Following vesting in full of the currently-issued stock options, Director shall be eligible to receive annual stock option grants that may be awarded to other outside members of the Company's board of directors.

(c)          No Other Benefits.  Except for benefits provided generally to the other members of the Company's Board of Directors, Director shall be entitled to no other special benefits.

3.	Term of Agreement

(a)          Effective Time.  This Agreement will be effective upon vote of the Company's Board of Directors appointing a successor Chief Executive Officer of the Company (the "Effective Date").  Commencing the Effective Date, the provisions of Sections 1 through 9 of the Employment Agreement shall:  (i) terminate with respect to the period beginning on the Effective Date; and (ii) Director's compensation for continuing services on behalf of the Company shall be such compensation as is provided to him as a member of the Board of Directors generally, plus the compensation provided herein.

(b)          Termination.  This Agreement shall terminate upon ninety (90) days advance notice from either Director or the Company.

4.	Proprietary Information

Director agrees, during and after the term of his services on behalf of the Company, to comply fully with the Company's policies relating to non-disclosure of the Company's trade secrets and proprietary information and processes and hereby acknowledges and re-affirms his obligations to the Company pursuant to that certain Employment, Confidential Information and Intellectual Property Assignment Agreement previously executed by Director.

5.	Notice

Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid.  In the case of Director, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing.  In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

6.	Miscellaneous Provisions

(a)          Waiver.  No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Director and by authorized officer of the Company (other than Director).  No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b)          Whole Agreement.  No agreements, representations or understanding (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

(c)          Choice of Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

(d)          Severability.  The invalidity or enforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(e)          No Assignment of Benefits.  The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (e) shall be void.

(f)           Limitation of Remedies.  If Director's consulting services hereunder terminate for any reason, Director shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

(g)          Withholding.  The Company shall be entitled to deduct and withhold from any amounts payable under this Agreement such amounts as the Company is required to deduct or withhold therefrom under the Code or under any other applicable law.

(h)          Captions.  Captions contained herein are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of any provision hereof.

(i)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(j)           Arbitration.  Any dispute or claim arising under or relating to this Agreement (including without limitation the validity or scope of this Agreement or of any provision hereof or of this Section 6(j)) shall be determined exclusively by arbitration before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association.  In the event the parties cannot agree on an arbitrator within 10 days after either party makes a written call for arbitration hereunder, the arbitrator shall be appointed by the Executive Director of the Northern California office of the American Arbitration Association.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

CAI INTERNATIONAL, INC.

By:	/s/ Hiromitsu Ogawa
Name:	Hiromitsu Ogawa
Title:	Chairman

DIRECTOR

/s/ Masaaki Nishibori
Masaaki Nishibori